Bloom Energy Reports Third Quarter 2024 Financial Results
Reiterating 2024 Financial Guidance
Announcing World’s Largest Fuel Cell Installation

SAN JOSE, Calif., November 7, 2024 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the third quarter ended September 30, 2024. The company reported revenue of $330.4 million for the third quarter of 2024.

Third Quarter Highlights

•Revenue of $330.4 million in the third quarter of 2024, a decrease of 17.5% year-over-year.
•Gross margin of 23.8% in the third quarter of 2024, an increase of 25.1 percentage points year-over-year; Non-GAAP gross margin of 25.2% in the third quarter of 2024, a decrease of 6.4 percentage points year-over-year.
•Operating loss of $9.7 million in the third quarter of 2024, an improvement of $94.1 million year-over-year; Non-GAAP operating profit of $8.1 million in the third quarter of 2024, a decrease of $43.7 million year-over-year.
•Announced what is expected to be the world’s largest single site fuel cell installation, supporting partner SK Eternix, to begin commercial operations in 2025.
•Announced follow on orders from Quanta, expected to create the world’s largest fuel cell islanded microgrid site.

“Today we are announcing an 80 MW power project using Bloom Energy fuel cells” said KR Sridhar, Founder, Chairman and CEO of Bloom Energy. “We are thrilled to partner with SK Eternix to deliver the world’s largest fuel cell power system and make it operational in 2025. A fuel cell project of this scale is a proof point for how Bloom Energy can power large AI data centers going forward.”

Dan Berenbaum, CFO of Bloom Energy added, “Bloom is a project-based business, which can lead to quarterly variability - our year-to-date results and our expectations for a strong close to 2024 reflect this. We are confident in our ability to execute based on our identified projects and contracting activities, and we are thus reaffirming our 2024 financial guidance.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q3’24	Q2’24	Q3’23
Revenue	330,399	335,767	400,268
Cost of Revenue	251,665	267,245	405,482
Gross Profit (Loss)	78,734	68,522	(5,214)
Gross Margin	23.8%	20.4%	(1.3)%
Operating Expenses	88,385	91,650	98,494
Operating Loss	(9,651)	(23,128)	(103,708)
Operating Margin	(2.9)%	(6.9)%	(25.9)%
Non-operating Expenses	5,060	38,659	65,291
Net Loss to Common Stockholders	(14,711)	(61,787)	(168,999)
GAAP EPS, Basic and Diluted	$(0.06)	$(0.27)	$(0.80)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q3’24	Q2’24	Q3’23
Revenue	330,399	335,767	400,268
Cost of Revenue	247,066	262,611	273,888
Gross Profit	83,332	73,156	126,380
Gross Margin	25.2%	21.8%	31.6%
Operating Expenses	75,229	76,344	74,580
Operating Profit (Loss)	8,104	(3,188)	51,800
Operating Margin	2.5%	(0.9)%	12.9%
Adjusted EBITDA	21,344	10,219	66,415
Non-GAAP EPS, Basic	$(0.01)	$(0.06)	$0.20
Non-GAAP EPS, Diluted	$(0.01)	$(0.06)	$0.15

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2024:

•Revenue:                             $1.4 - $1.6B
•Non-GAAP Gross Margin:                         ~28%
•Non-GAAP Operating Income:                  $75 - $100M

Conference Call Details

Bloom will host a conference call today, November 7, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom's website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 and entering passcode 5744085

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2024 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy and hydrogen solutions; and Bloom’s 2024 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Electrolyzer and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; government incentive programs including the scheduled expiration of the Investment Tax Credit at the end of 2024; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle; construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers, including inventories with distributors; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 15, 2024 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 9, 2024 and August 8, 2024, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents[1]	$495,677	$664,593
Restricted cash[1]	22,548	46,821
Accounts receivable less allowance for credit losses of $119 as of September 30, 2024, and December 31, 2023[1,2]	590,794	340,740
Contract assets[3]	121,074	41,366
Inventories[1]	584,484	502,515
Deferred cost of revenue[4]	40,648	45,984
Prepaid expenses and other current assets[1,5]	47,663	51,148
Total current assets	1,902,888	1,693,167
Property, plant and equipment, net[1]	484,505	493,352
Operating lease right-of-use assets[1,6]	133,143	139,732
Restricted cash[1]	30,926	33,764
Deferred cost of revenue	3,539	3,454
Other long-term assets[1,7]	49,516	50,208
Total assets	$2,604,517	$2,413,677
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,8]	$124,272	$132,078
Accrued warranty[9]	15,009	19,326
Accrued expenses and other current liabilities[1,10]	130,331	130,879
Deferred revenue and customer deposits[1,11]	142,056	128,922
Operating lease liabilities[1,12]	20,195	20,245
Financing obligations	20,921	38,972
Recourse debt	114,139	—
Total current liabilities	566,923	470,422
Deferred revenue and customer deposits[1,13]	34,796	19,140
Operating lease liabilities[1,14]	135,159	141,939
Financing obligations	390,539	405,824
Recourse debt	1,008,734	842,006
Non-recourse debt[1,15]	4,563	4,627
Other long-term liabilities	8,811	9,049
Total liabilities	$2,149,525	$1,893,007

	September 30,	December 31,
	2024	2023
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized and 228,509,625 shares and 224,717,533 shares issued and outstanding, and Class B shares — 470,092,742 shares and 600,000,000 shares authorized and no shares issued and outstanding at September 30, 2024, and December 31, 2023, respectively	23	21
Additional paid-in capital	4,435,152	4,370,343
Accumulated other comprehensive loss	(1,818)	(1,687)
Accumulated deficit	(4,002,413)	(3,866,599)
Total equity attributable to common stockholders	430,944	502,078
Noncontrolling interest	24,048	18,592
Total stockholders’ equity	$454,992	$520,670
Total liabilities and stockholders’ equity	$2,604,517	$2,413,677

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $349.5 million and $262.0 million as of September 30, 2024, and December 31, 2023, respectively.
3 Including amounts from related parties of $0.8 million and $6.9 million as of September 30, 2024, and December 31, 2023, respectively.
4 Including amounts from related parties of $0.9 million as of December 31, 2023. There were no amounts from related parties as of September 30, 2024.
5 Including amounts from related parties of $1.1 million and $2.3 million as of September 30, 2024, and December 31, 2023, respectively.
6 Including amounts from related parties of $1.7 million and $2.0 million as of September 30, 2024, and December 31, 2023, respectively.
7 Including amounts from related parties of $9.1 million and $9.1 million as of September 30, 2024, and December 31, 2023, respectively.
8 Including amounts from related parties of $0.1 million as of December 31, 2023. There were no amounts from related parties as of September 30, 2024.
9 Including amounts from related parties of $2.8 million and $1.3 million as of September 30, 2024, and December 31, 2023, respectively.
10 Including amounts from related parties of $7.6 million and $3.4 million as of September 30, 2024, and December 31, 2023, respectively.
11 Including amounts from related parties of $7.1 million and $1.7 million as of September 30, 2024, and December 31, 2023, respectively.
12 Including amounts from related parties of $0.5 million and $0.4 million as of September 30, 2024, and December 31, 2023, respectively.
13 Including amounts from related parties of $6.3 million and $6.7 million as of September 30, 2024, and December 31, 2023, respectively.
14 Including amounts from related parties of $1.2 million and $1.6 million as of September 30, 2024, and December 31, 2023, respectively.
15 Including amounts from related parties of $4.6 million and $4.6 million as of September 30, 2024, and December 31, 2023, respectively.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2023

Revenue:
Product	$233,770	$226,308	$304,976
Installation	32,052	42,733	21,916
Service	50,761	52,531	47,535
Electricity	13,816	14,195	25,841
Total revenue[1]	330,399	335,767	400,268
Cost of revenue:
Product	155,124	161,332	182,832
Installation	35,688	44,298	25,902
Service	51,363	52,401	57,370
Electricity	9,490	9,214	139,378
Total cost of revenue[2]	251,665	267,245	405,482
Gross profit (loss)	78,734	68,522	(5,214)
Operating expenses:
Research and development	36,315	37,364	35,126
Sales and marketing	14,667	17,901	20,002
General and administrative[3]	37,403	36,385	43,366
Total operating expenses	88,385	91,650	98,494
Loss from operations	(9,651)	(23,128)	(103,708)
Interest income	6,456	6,430	7,419
Interest expense[4]	(16,763)	(15,376)	(68,037)
Other income (expense), net	5,821	(985)	(1,577)
Loss on extinguishment of debt	—	(27,182)	(1,415)
Loss on revaluation of embedded derivatives	(386)	(88)	(114)
Loss before income taxes	(14,523)	(60,329)	(167,432)
Income tax provision	109	856	646
Net loss	(14,632)	(61,185)	(168,078)
Less: Net income attributable to noncontrolling interest	79	602	921
Net loss attributable to common stockholders	$(14,711)	$(61,787)	$(168,999)
Net loss per share available to common stockholders, basic and diluted	$(0.06)	$(0.27)	$(0.80)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted	227,957	227,167	210,930
1 Including related party revenue of $126.6 million, $86.8 million and $125.7 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
2 Including related party cost of revenue of $0.1 million for the three months ended, June 30, 2024. Related party cost of revenue for the three months ended September 30, 2024, was immaterial. There were no related party cost of revenue for the three months ended September 30, 2023.
3 Including related party general and administrative expenses of $0.2 million and $0.2 million for the three months ended September 30, 2024, and June 30, 2024, respectively. There were no related party general and administrative expenses for the three months ended September 30, 2023.
4 Including related party interest expense of $0.1 million and $0.1 million for the three months ended September 30, 2024, and June 30, 2024, respectively. There were no related party general and administrative expenses for the three months ended September 30, 2023.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2023
Cash flows from operating activities:
Net loss	$(14,632)	$(61,185)	$(168,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,240	13,407	14,615
Non-cash lease expense	9,175	8,980	8,356
Gain on disposal of property, plant and equipment	(17)	(13)	(19)
Revaluation of derivative contracts	386	88	114
Impairment of assets	—	—	130,111
Derecognition of loan commitment asset related to SK ecoplant Second Tranche Closing	—	—	52,792
Stock-based compensation expense	17,689	19,191	21,315
Amortization of debt issuance costs	1,862	1,603	1,514
Gain from terminations of failed sale-and-leaseback transactions	(5,003)	—	—
Loss on extinguishment of debt	—	27,182	1,415
Unrealized foreign currency exchange (gain) loss	(1,496)	418	1,517
Other	105	(50)	—
Changes in operating assets and liabilities:
Accounts receivable[1]	(67,064)	(175,657)	16,100
Contract assets[2]	(30,687)	(56,599)	(108,692)
Inventories	(64,141)	5,862	(8,969)
Deferred cost of revenue[3]	7,796	7,592	(8,370)
Prepaid expenses and other assets[4]	(8,716)	7,537	(22,807)
Other long-term assets[5]	4,646	(1,800)	10,219
Operating lease right-of-use assets and operating lease liabilities	(9,325)	(9,216)	(8,432)
Financing lease liabilities	173	223	171
Accounts payable	23,882	8,206	(41,589)
Accrued warranty[6]	2,621	3,191	1,631
Accrued expenses and other current liabilities[7]	13,819	19,789	4,782
Deferred revenue and customer deposits[8]	36,231	6,013	(30,275)
Other long-term liabilities	(13)	(257)	(590)
Net cash used in operating activities	(69,469)	(175,495)	(133,169)
Cash flows from investing activities:
Purchase of property, plant and equipment	(14,292)	(12,019)	(21,357)
Proceeds from sale of property, plant and equipment	14	15	—
Net cash used in investing activities	(14,278)	(12,004)	(21,357)
Cash flows from financing activities:
Proceeds from issuance of debt[9]	—	402,500	—

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2023
Payment of debt issuance costs	(438)	(12,323)	(3,711)
Repayment of debt	—	(140,990)	(118,538)
Proceeds from financing obligations	464	—	—
Repayment of financing obligations	(9,767)	(5,041)	(4,747)
Buyout of noncontrolling interest	—	—	(6,864)
Distributions and payments to noncontrolling interest	—	—	(2,265)
Proceeds from issuance of common stock	4,141	159	6,745
Dividend paid	—	(1,468)	—
Other	—	—	(285)
Net cash (used in) provided by financing activities	(5,600)	242,837	(129,665)
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	694	(256)	(657)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(88,653)	55,082	(284,848)
Cash, cash equivalents, and restricted cash:
Beginning of period	637,804	582,722	922,544
End of period	$549,151	$637,804	$637,696

1 Including changes in related party balances of $1.4 million, $55.8 million, and $241.9 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
2 Including changes in related party balances of $0.1 million, $2.7 million, and $3.4 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
3 Including changes in related party balances of $23.4 million for the three months ended September 30, 2023. There were no changes in related party balances for the three months ended September 30, 2024, and June 30, 2024.
4 Including changes in related party balances of $0.2 million and $0.9 million for the three months ended September 30, 2024, and June 30, 2024, respectively. There were no changes in related party balances for the three months ended September 30, 2023.
5 Including changes in related party balances of $0.4 million and $0.4 million for the three months ended September 30, 2024, and June 30, 2024, respectively. There were no changes in related party balances for the three months ended September 30, 2023.
6 Including changes in related party balances of $0.2 million, $0.4 million, and $0.1 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
7 Including changes in related party balances of $1.8 million, $0.3 million, and $5.7 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
8 Including changes in related party balances of $0.5 million, $3.6 million, and $11.1 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
9 Including changes in related party balances of $0.2 million and $0.1 million for the three months ended September 30, 2024, and June 30, 2024, respectively. There were no changes in related party balances for the three months ended September 30, 2023.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q3’24	Q2’24	Q3’23
GAAP revenue	330,399	335,767	400,268
GAAP cost of sales	251,665	267,245	405,482
GAAP gross profit (loss)	78,734	68,522	(5,214)
Non-GAAP adjustments:
Stock-based compensation expense	3,778	4,110	5,581
Restructuring	90	116	725
Impairment of assets	—	—	123,700
Other	731	408	1,588
Non-GAAP gross profit	83,332	73,156	126,380

GAAP gross margin %	23.8%	20.4%	(1.3)%
Non-GAAP adjustments	1.4%	1.4%	32.9%
Non-GAAP gross margin %	25.2%	21.8%	31.6%

	Q3’24	Q2’24	Q3’23
GAAP loss from operations	(9,651)	(23,128)	(103,708)
Non-GAAP adjustments:
Stock-based compensation expense	17,057	19,423	21,564
Restructuring	(70)	73	2,226
Impairment of assets	—	—	130,088
Other	768	445	1,630
Non-GAAP income (loss) from operations	8,104	(3,188)	51,800

GAAP operating margin %	(2.9)%	(6.9)%	(25.9)%
Non-GAAP adjustments	5.4%	5.9%	38.8%
Non-GAAP operating margin %	2.5%	(0.9)%	12.9%

Reconciliation of GAAP Net Loss to non-GAAP Net (Loss) Income and Computation of non-GAAP Net (Loss) Earnings per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q3’24	Q2’24	Q3’23
Net loss to Common Stockholders	(14,711)	(61,787)	(168,999)
Non-GAAP adjustments:
Add back: gain for non-controlling interests	79	602	921
Stock-based compensation expense	17,057	19,423	21,564
Gain on failed sale-and-leaseback transactions	(4,991)	—	—
Loss on derivative liabilities	386	88	114
Impairment of assets	—	—	130,088
Interest expense on SK loan commitment	—	—	52,792
Loss on extinguishment of debt	—	27,182	1,415
Restructuring	(70)	73	2,226
Other	768	445	1,630
Adjusted Net (Loss) Profit	(1,481)	(13,974)	41,751

Adjusted net (loss) earnings per share (EPS), Basic	$(0.01)	$(0.06)	$0.20
Adjusted net (loss) earnings per share (EPS), Diluted	$(0.01)	$(0.06)	$0.15
Weighted average shares outstanding attributable to common stockholders, Basic	227,957	227,167	210,930
Weighted-average shares outstanding attributable to common stockholders, Diluted	227,957	227,167	274,337

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Q3’24	Q2’24	Q3’23
Net loss to Common Stockholders	(14,711)	(61,787)	(168,999)
Add back: gain for non-controlling interests	79	602	921
Stock-based compensation expense	17,057	19,423	21,564
Gain on failed sale-and-leaseback transactions	(4,991)	—	—
Loss on derivative liabilities	386	88	114
Impairment of assets	—	—	130,088
Interest expense on SK loan commitment	—	—	52,792
Loss on extinguishment of debt	—	27,182	1,415
Restructuring	(70)	73	2,226
Other	768	445	1,630
Adjusted Net (Loss) Profit	(1,481)	(13,974)	41,751

Depreciation & amortization	13,240	13,407	14,615
Income tax provision	109	856	646
Interest expense, Other income (expense), net	9,476	9,930	9,403
Adjusted EBITDA	21,344	10,219	66,415

Use of non-GAAP financial measures

To supplement Bloom Energy consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net (loss) profit, non-GAAP basic and diluted (loss) earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating income.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (loss) is operating loss.
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net (loss) profit is net loss.
•The GAAP measure most directly comparable to non-GAAP diluted (loss) earnings per share is diluted loss per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net loss.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, restructuring (expense reversals) charges, impairment of assets, and other charges. Non-GAAP net (loss) profit and non-GAAP diluted (loss) earnings per share consist of net loss or diluted net loss per share excluding gain for non-controlling interest, charges relating to stock-based compensation expense, gain on failed sale-and-leaseback transactions, loss on derivatives liabilities, impairment of assets, interest expense on SK loan commitment, loss on extinguishment of debt, restructuring (expense reversals) charges, and other charges. Adjusted EBITDA is defined as net loss before interest expense, income tax provision, depreciation and amortization expense, gain for non-controlling interest, charges relating to stock-based compensation expense, gain on failed sale-and-leaseback transactions, loss on derivatives liabilities, impairment of assets, interest expense on SK loan commitment, loss on extinguishment of debt, restructuring (expense reversals) charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Gain for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and is associated with Bloom Energy legacy PPA entity, PPA V, which was sold in the third quarter of fiscal year 2023, and the joint venture in the Republic of Korea.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Gain on failed sale-and-leaseback transactions of $5.0 million as a result of termination of four Managed Services sites.
•Loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Impairment of assets represents non-cash impairment charge on decommissioned server units upon repowering of $123.7 million and non-cash impairment charge on non-recoverable production insurance of $6.4 million, both as a result of PPA V repowering, which commenced in the third quarter of fiscal year 2023.
•Interest expense on SK loan commitment recognized as a result of automatic conversion of 13.5 million shares of our Series B redeemable convertible preferred stock to shares of our Class A common stock in the third quarter of fiscal year 2023.
•Loss on debt extinguishment for the three months ended June 30, 2024, related to the partial repurchase of the 2.5% Green Convertible Senior Notes due August 2025 and comprised of 22.6% premium upon partial repurchase of $26.0 million and $1.2 million of debt issuance cost write-off. Loss on extinguishment of debt for the three months ended September 30, 2023, of

$1.4 million was recognized as a result of the repayment on August 24, 2023, of 3.04% Senior Secured Notes due June 2031 as part of the PPA V repowering, and consists in its entirety of derecognition of debt issuance costs.
•Restructuring charges and reversals, if any, are represented by severance expense, facility closure costs, and others.
•Other represents (1) PPA V sales property tax of $1.6 million related to PPA V repowering of old server units, which commenced in the third quarter of fiscal year 2023; (2) site termination costs of $0.4 million and $0.7 million for the three months ended June 30, 2024, and the three months ended September 30, 2024, respectively; and (3) immaterial amounts of quarterly amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net (Loss) Profit before depreciation and amortization expense, provision for income tax provision, interest expense, other income (expense), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net (Loss) Income and Computation of non-GAAP Net (Loss) Earnings per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net (loss) profit, and non-GAAP diluted (loss) earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Gain for non-controlling interest and loss on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the gain (loss) in value of certain assets and liabilities. The expense associated with this gain (loss) in value is excluded from non-GAAP net (loss) profit, and non-GAAP diluted (loss) earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating loss (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (loss), non-GAAP diluted earnings (loss) per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-

GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net (loss) profit, non-GAAP diluted (loss) earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.